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                                             Duquesne Light Company Exhibit 23.1


                         Independent Auditors' Consent

     We consent to the incorporation by reference in Registration Statement Nos. 33-52782 and 33-63602, and Post Effective Amendment No. 1 to Registration Statement Nos. 33-53563 and 33-53563-01 of Duquesne Light Company on Form S-3 of our report dated January 26, 1999, appearing in this Annual Report on Form 10-K of Duquesne Light Company for the year ended December 31, 1998.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Pittsburgh, Pennsylvania
March 25, 1999